EXHIBIT 10.17.5
SECOND AMENDMENT TO THE AMENDED AND RESTATED
WHOLESALE FLOOR PLAN CREDIT FACILITY AND SECURITY AGREEMENT
THIS Second Amendment to the Amended and Restated Wholesale Floor Plan Credit Facility and Security Agreement (the “Second Amendment”) is made and entered into as of the 31st day of March, 2016 by and between CNH Industrial Capital America LLC, a Delaware limited liability company (“Lender”) and Titan Machinery Inc., a Delaware corporation (“Borrower”).
RECITALS
WHEREAS, Lender and Borrower executed that certain Amended and Restated Wholesale Floor Plan Credit Facility and Security Agreement dated November 13, 2007 as amended, supplemented, restated or modified from time to time (the “WFSA”) for the provision of a wholesale floor plan credit facility to acquire new equipment, used equipment and parts, among other services;
WHEREAS, Lender and Borrower executed that certain Amendment to the Amended and Restated Wholesale Floor Plan Credit Facility and Security Agreement dated December 8, 2014;
WHEREAS, Lender and Borrower now desire to amend the WFSA;
WHEREAS, Lender is willing to continue to provide the wholesale floor plan financing upon the terms and conditions set forth in the WFSA and as amended herein;
NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Lender and Borrower hereby agree as follows:
AGREEMENT
The parties hereto confirm the accuracy of the recitals above and acknowledge that the recitals form an integral part of this Amendment. This Amendment and the modifications made herein shall be effective as of January 31, 2016.
ARTICLE I – DEFINITIONS
Section 1.01 Modifications

1.	The existing definition of “Consolidated EBITDAR” is hereby deleted in its entirety from the WFSA.

2.	A new definition of “Consolidated EBITDAR” is hereby inserted into Section 1.01 of the WFSA in alphabetical order.
“Consolidated EBITDAR” means, for any period, for Borrower and its Subsidiaries on a consolidated basis, the sum of (without duplication): (a) Consolidated Net Income for such period; plus (b) Consolidated Interest Expense (net of interest income) for such period to the extent included in the determination of such Consolidated Net Income; plus (c) all amounts treated as expenses for such period for depreciation and amortization, but in each case only to the extent included in the determination of such Consolidated Net Income; plus (d) Consolidated Rent Expense; plus (e) income tax expense related to income made by the Borrower and its Subsidiaries; plus (f) Consolidated Rent-

to-Own Expense; plus (g) non-cash restructuring charges, specifically inclusive of a one-time Ukraine currency remeasurement in the amount of $2,485,000, for the fiscal year ended January 31, 2016, and for each of the three quarterly Consolidated EBITDAR calculations (April 30, 2016, July 31, 2016, and October 31, 2016) to the extent included in the determination of Consolidated Net Income; plus (h) extraordinary losses to the extent included in the determination of Consolidated Net Income; plus (i) non-cash goodwill, intangible asset, and fixed asset impairment charges; and specifically inclusive of a one-time inventory impairment in the amount of $27,481,000, for the fiscal year ended January 31, 2016, and for each of the three quarterly Consolidated EBITDAR calculations (April 30, 2016, July 31, 2016, and October 31, 2016); minus (j) extraordinary gains to the extent included in the determination of Consolidated Net Income; minus (k) non-cash restructuring gains to the extent included in the determination of Consolidated Net Income.
ARTICLE V — AFFIRMATIVE COVENANTS

1.	The Compliance Certificate as required by subsection 5.02(e) is amended as further provided in Exhibit 1 attached hereto and incorporated herein by reference.
ARTICLE IX – MISCELLANEOUS

1.	Borrower has the full power and authority under its organizational documents to execute and deliver this Amendment and to continue to perform the obligations under the WFSA as amended hereby.

2.
The parties hereto acknowledge and agree that this Amendment constitutes a legal, valid and binding agreement of Lender and Borrower enforceable in accordance with its terms. This Amendment is the final expression of the Amendment to the Amended and Restated Wholesale Floor Plan Credit Facility and Security Agreement by and between Borrower and Lender and may not be contradicted by evidence of any prior or contemporaneous oral agreement between the parties hereto.

3.	This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

4.	Except as amended or affected hereby, all of the terms and conditions of the WFSA are hereby affirmed, confirmed and ratified.

5.
This Amendment shall be construed and enforced as a contract in accordance with the laws of the State of Wisconsin without regard to internal principles relating to conflict of laws. This Agreement shall bind and inure to the benefit of Lender and Borrower and each of their respective successors, assigns and legal representatives.

IN WITNESS WHEREOF, CNH Industrial Capital America LLC and Titan Machinery Inc. have caused this Amendment to be executed by their respective, duly authorized officer or representatives, as of the day and year first written.

CNH INDUSTRIAL CAPITAL AMERICA LLC	TITAN MACHINERY INC.
By: /s/ Thomas A. Mariani	By: /s/ Ted O. Christianson
Name: Thomas A. Mariani	Name: Ted O. Christianson
Title: Chief Credit Officer	Title: Treasurer
Date: 3/31/16	Date: 3/31/16

Exhibit 1
(Sample Compliance Certificate)

COMPLIANCE CERTIFICATE
This Compliance Certificate (this “Certificate”) is delivered to you on behalf of Titan Machinery, Inc., a Delaware corporation (“Borrower”), pursuant to Section 5.02(e) of that certain Amended and Restated Wholesale Floor Plan Credit Facility and Security Agreement, dated as of November 13, 2007 (as amended, supplemented, restated or modified from time to time, the “Credit Agreement”), between CNH Industrial Capital America LLC, a Delaware limited liability company (the “Lender”) and Borrower.

1.	I am the duly elected, qualified and acting Vice President, Finance and Treasurer of the Borrower.

2.	I have reviewed and am familiar with the contents of this Certificate. The matters set forth herein are true to the best of my knowledge after reasonable inquiry.

3.	On the date hereof, Borrower’s representations and warranties set forth in the Credit Agreement are true and correct.

4.
Borrower has performed and complied with all covenants, agreements, obligations and conditions contained in the Credit Agreement that are required to be performed or complied with by it on or before the date hereof.

5.
I have reviewed the terms of the Credit Agreement and the other Transaction Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of the Borrower.  ANNEX 1 attached hereto and incorporated herein by this reference sets forth the financial data and computations evidencing Borrower’s compliance with the financial covenants set forth in Sections 5.01(a) and (b) of the Credit Agreement, all of which data and computations are true, complete and correct in all material respects.

6.	On the date hereof, no Default or Event of Default has occurred and is continuing.
IN WITNESS WHEREOF, I have executed this Certificate on behalf of Borrower this ___ day of ________, 20__.
TITAN MACHINERY, INC.
By: _________________________________
Name: ______________________________
Title: _______________________________

(Sample Annex 1)

ANNEX 1

The information describe herein is as of the last day of the fiscal quarter ending date mm/dd/yy

A. Minimum Consolidated Fixed Charge Coverage Ratio (trailing 12 mos.)

Calculation
A. Consolidated Net Income
B. Consolidated Interest Expense (net of interest income)
C. Depreciation/Amortization
D. Consolidated Rent Expense
E. Income Tax Expense
F. Rent-to-Own COGS Expense
G. Non-Cash Restructuring Charges Ukraine Remeasurement
H. Extraordinary Losses
I. Non-Cash Goodwill, Intangible Asset and Fixed Asset Impairment Charges Inventory Impairment
J. less: Extraordinary Gains
K. less: Non-Cash Restructuring Gains
L. Consolidated EBITDAR (A+B+C+D+E+F+G+H+I-J-K)
M. less Taxes Paid in Cash
N. less Capital Expenditures Paid in Cash (minus rental fleet & net of sale proceeds)
O. less Restricted Payments
Adjusted EBITDAR

P. All scheduled and mandatory repayments of Debt including capital leases
Q. Consolidated Rent Expense
R. Cash Portion of Consolidated Interest Expense
S. Cash Restructuring Charges

Calculation: L+M+N+O divided by P+Q+R+S

Not less than	1.25
in compliance	y/n

B. Adjusted Debt to Tangible Net Worth Ratio

Calculation
Total Liabilities
-	Non-interest bearing FP
-	Subordinated Debt
Debt

Net Worth
+	Subordinated Debt
-	Intangible Assets
-	Rec/Loans Related Parties
+	70% LIFO Reserves
Tangible Net Worth

Ratio

	Not higher than	3.00
	in compliance	y/n